Exhibit 7
                             (Exhibit 23)


                 CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1995, which appears on page 9 of the 1994 Annual Report to Stockholders of National Sanitary Supply Company which is incorporated by reference in the 1994 Annual Report on Form 10-K of National Sanitary Supply Company for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page S-2 of such Annual Report on Form 10-K.






/s/ PRICE WATERHOUSE LLP
_________________________________

Cincinnati, Ohio
July 17, 1995




















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